Exhibit 10.11

DOMAIN NAME ASSIGNMENT

This Domain Name Assignment is delivered pursuant to the Closing under that certain Purchase Agreement (the “Agreement”) dated as of December 18, 2003, between Aether Systems, Inc., as the “Seller”, and TSYS Acquisition Corp., as the “Purchaser”. Capitalized terms used in this Domain Name Assignment have the same meanings given to them in the Agreement.

The Seller has delivered this instrument signed by the Seller to enable the Purchaser to file it with any appropriate agency to indicate ownership of the Intellectual Property described below and for the other purposes set forth in this instrument. This instrument supplements and is in addition to all other rights of the Purchaser under the Agreement and other instruments of transfer delivered in connection with the Agreement.

The Seller has adopted and registered the Internet domain names listed on the attached Annex A (the “Domain Names”) with Network Solutions, Inc., Register.com or other registrars throughout the world (each a “Registrar”) on various dates.

For good and valuable consideration, receipt of which the Seller acknowledges, and by signing and delivering this instrument, the Seller sells, assigns, transfers, conveys, and delivers to the Purchaser all of the Seller’s right, title and interest in and to the Domain Names and agrees as follows:

     1.     Successful Transfer. Within ten (10) business days after the Closing Date, the Seller shall commence, or have commenced, the formal transfer of the Domain Names to the Purchaser in accordance with the applicable domain name transfer procedure of each Registrar (the “Transfer Procedure”). As part of the Transfer Procedure, the Seller shall use commercially reasonable efforts to complete, execute and deliver the applicable registrant name change agreement utilized by each Registrar (the “Change Agreement”) in a timely manner.

          (a) The Seller agrees that, for no additional compensation, the Seller will execute any and all documents that may be necessary or appropriate to perfect the Purchaser’s rights in and to the Domain Names, including but not limited to all documents that may be necessary or appropriate to effect the formal transfer of the Domain Names to the Purchaser in accordance with the Transfer Procedure. In connection with the Transfer Procedure, the Seller will provide any information required or requested by the Registrar or the Purchaser, including but not limited to, the name or names identified by the Purchaser for billing, administrative and technical contacts.

          (b) At any time, and from time to time after the Closing, the Seller agrees, promptly upon the Purchaser’s written request, to take any and all steps reasonably necessary to execute, acknowledge and deliver to the Purchaser any and all further instruments and assurances necessary to complete a Successful Transfer. “Successful Transfer” means for this purpose that Purchaser owns and is accurately recognized as the registrant of the Domain Names in the Network Solution, Inc.’s WHOIS database; that the Purchaser has all rights, title and interest in and to the Domain Names; and the Purchaser is able to use or allow others to use the Domain Names.

     2.     Cease Use of Names. As of the Closing Date, the Seller will stop all use of the Domain Names for any purpose, including, but not limited to, use for an Internet site or for electronic mail. The Seller shall not adopt any new uses of the Domain Names.

     3.     Non-Interference. Except as permitted under that certain Trademark License Agreement executed between Seller and Purchaser on December    , 2003, Seller agrees not to challenge or object to the Purchaser’s (a) right to register, use, own or transfer the Domain Names anywhere in the world, or

(b) right to register, use, own or transfer any trademarks, service marks, domain names or trade names that include or consist of the Domain Names anywhere in the world. The Seller also agrees not to take any action that would interfere with any rights the Purchaser may have or acquire in the Domain Names and marks.

The undersigned has signed this Domain Name Assignment on January 13, 2003.

Aether Systems, Inc.:

By:	/s/ David S. Oros

Name:	David S. Oros

Title:	Chief Executive Officer

STATE OF MARYLAND
CITY OF BALTIMORE

On                 before me, Patricia C. Sweeting (the undersigned notary), personally appeared David S. Oros personally known to me (or proved to me on the basis of satisfactory evidence) to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.

WITNESS my hand and official seal.

[seal]

Patricia C. Sweeting

Notary Public

Annex A

DOMAIN NAME	REGISTRATION DATE	RENEWAL DATE	OWNER/DIVISION(S)

docupro.com	9/13/02	1/5/04	Aether Systems, Inc./EMS

futurespager.co.uk	3/17/1995	3/17/2005	Futures Pager Limited

futurespager.com	3/31/1999	3/31/2004	Futures Pager Limited

gotxt.co.uk	9/12/2001	9/12/2005	Sila Management Services

gotxt.com	9/12/2001	9/12/2006	Sila Management Services

gotxt.net	9/12/2001	9/12/2005	Sila Management Services

IFX.nl	4/29/1998	—	Sila Communications Benelux B.V.

IFX.se	112/7/1998	—	IFX Scandinavia

marketclip.com	9/16/02	2/17/06	Aether Systems, Inc./EMS

marketstreamlive.com	9/16/2003	9/16/2005	Aether Systems Ltd

mobeo.com	9/16/02	9/1/04	Aether Systems, Inc./EMS

mobiquote.co.uk	3/8/2000	3/8/2004	Futures Pager Limited

mobiquote.com	3/8/2000	3/8/2004	Sila Communications (UK) Ltd

mobitrader.co.uk	3/29/2000	3/29/2004	Futures Pager Limited

mobitrader.com	3/29/2000	3/29/2004	Futures Pager Limited

pocketfutures.com	6/10/1997	6/11/2004	Aether Systems, Inc./EMS

portabledatascreen.com	3/10/2003	3/10/2005	Sila Communications (UK) Ltd

portabledatascreen.co.uk	3/10/2003	3/10/2005	Sila Communications (UK) Ltd

silacom.co.uk	4/12/2000	4/12/2004	Futures Pager Limited

silacom.com	4/11/2000	4/11/2005	Sila Communications[3]

silacom.nl	8/30/2000	—	Sila Communications Benelux B.V.

sila.es	1/29/2001	1/29/2004	Sila Communications S.A.

wirelessdatascreen.co.uk	3/10/2003	3/10/2005	Sila Communications (UK) Ltd

wirelessdatascreen.com	3/10/2003	3/10/2005	Sila Communications (UK) Ltd

Silacom.biz	7/11/2001	6/11/2003	Sila Technology Ltd[4]

3 This appears to be intended to be held in the name of Sila Communications Limited but was registered in the name “Sila Communications”

4 Searches of the WHOIS database operated by Network Solutions, LLC. on 17 December 2003 indicate that the status of this domain name is “pending”.